Exhibit 10.1

Execution Copy

COMMON STOCK AND WARRANT

PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 28th day of December, 2012 by and among COUPON EXPRESS, INC., a Nevada corporation (the “Company”), and FUTURE FARM TRUST, a trust organized under the laws of Michigan with its principal address at 11304 Marquette Drive, New Buffalo MI 49117 (the “Purchaser”).

WHEREAS, the Company desires to issue and sell, and Purchaser desires to purchase, common stock, par value $0.001, of the Company (the “Common Stock”) and warrants to purchase Common Stock, of the Company in substantially the form attached to this Agreement as Exhibit A (the “Warrants”). The Common Stock and the Warrants are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Purchase and Sale of Common Stock and Warrants.

1.1.            Sale and Issuance of Common Stock and Warrants.

(a)      Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, (i) 6,835,900 shares of Common Stock and (ii) Warrants to purchase 5,649,500 shares of Common Stock. The aggregate purchase price (the “Purchase Price”) for the Common Stock and Warrants shall be $112,990.00.

(b)      The Purchaser has hereby delivered and paid concurrently herewith the aggregate Purchase Price set forth on the applicable signature page hereof required to purchase the Common Stock and Warrants subscribed for hereunder, which amount has been paid in U.S. Dollars by cash, wire transfer or check, subject to collection, to the order of the Company.

1.2.            Closing; Delivery.

(a)                The initial purchase and sale of the Common Stock and Warrants hereunder shall take place remotely via the exchange of documents and signatures, at 12:00 p.m. Eastern Time on the date hereof, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time(s) and place(s) are each designated as the “Closing”).

(b)                At the Closing, the Company shall deliver to the Purchaser the Common Stock and Warrant to be purchased by the Purchaser against (1) payment of the applicable Purchase Price therefore by check payable to the Company or by wire transfer to a bank designated by the Company, and (2) delivery of counterpart signature page to the Warrants.

1.3.            Use of Proceeds. In accordance with the Company’s budget approved by the Company's Board of Directors, the Company will use the proceeds from the sale of the Common Stock and Warrants hereunder solely (a) to fund general corporate expenses of the Company in the ordinary course of business; (b) to fund certain capital expenditures of the Company, however, it will not be used for purchasing of kiosks; and (c) to fund working capital for sales and marketing of the Company

1.4.            Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.4:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Amended Certificate” means the Amended Certificate of Incorporation of the Company filed with the Secretary of State of Nevada.

“Closing” shall have the meaning set forth in Section 1.2(a).

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in the recital to this Agreement.

“Company Intellectual Property” means all patents, trademarks, service marks, tradenames, copyrights, licenses, software, slogans, domain names and other similar intangible assets (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights, benefits and privileges associated therewith, that are used by or are material to the Company.

“Disclosure Schedule” shall have the meaning set forth in Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Key Employee” means each of the Company's Chief Executive Officer and the employees set forth in Section 1.4 of the Disclosure Schedule.

“Knowledge,” including the phrase “to the Company's knowledge,” shall mean the actual knowledge of the Company's officers and directors with the assumption that such officers and directors have made inquiry of the matters presented that is reasonable in the context of a development stage company with a limited number of employees.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” shall have the meaning set forth in Section 2.1.

“Note” shall have the meaning set forth in the recital to this Agreement.

“Person” means any individual, corporation, partnership, trust, limited liability company, association, joint venture, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.2(b).

“Purchase Price” shall have the meaning set forth in Section 1.1(a).

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Sarbanes Oxley” shall have the meaning set forth in Section 2.6.

“SEC” means the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.2(b).

“Stock Plan” shall have the meaning set forth in Section 2.2(d).

“Trading Market” means whichever of The New York Stock Exchange, The American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or other principal market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants and all other documents and agreements executed in connection with the transactions contemplated hereunder.

“Warrant” shall have the meaning set forth in the recital to this Agreement.

2.                  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations and warranties are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1.            Organization, Good Standing, Corporate Power and Qualification. The Company is corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and use its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could (i) have a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) have a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company or (iii) adversely affect the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). No proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2.            Capitalization. The authorized capital of the Company will consist, immediately prior to the Closing, of:

(a)               800,000,000 shares of Common Stock, 271,802,685 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, duly and validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)               5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), one hundred twenty (120) of which have been designated Series A Preferred Stock (“Series A Preferred Stock”), all of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended Certificate and as provided by the Nevada General Corporation Law.

(c)               The Company has reserved (i) 150,000,000 shares of Common Stock for issuance upon exercise of the warrants issued in 2011 and 2012, (ii) 150,000,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, (iii) 104,978,742 shares of Common Stock for issuance upon exercise of outstanding warrants issued prior to 2011 and (iv) 5,649,500 shares of Common Stock for issuance upon exercise of the Warrants.

(d)               The Company has reserved 20,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2011 Non-Qualified Stock Option Plan duly adopted by the Board of Directors, subject to the approval by the Company stockholders (the “Stock Plan”). No options have been granted under the Stock Plan.

(e)               The offers and sales of each of the outstanding securities of the Company were at all relevant times either registered under the Securities Act and the applicable state securities or blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.3.            Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any Person and is not a participant in any joint venture, partnership or similar arrangement.

2.4.            Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise carry out its obligations hereunder and thereunder. All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to execute and deliver each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including but not limited to the sale and issuance of the Common Stock and Warrants at the Closing and the Common Stock issuable upon the conversion or exercise of the Warrants has been taken and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith. Each Transaction Document, to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as the enforcement thereof may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5.            Valid Issuance of Securities. The Common Stock and Warrants are duly authorized and, when issued, paid for and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and upon execution of a Waiver and Consent dated of even date herewith by and between the Company and NextLevel VIII, LLC, free and clear of all Liens other than restrictions on transfer under the Transaction Documents and applicable state and federal securities laws. Assuming the accuracy of the representations and warranties of the Purchaser in Section 3 of this Agreement, the Common Stock and Warrants will be sold and issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion or exercise of the Warrants have been duly authorized and duly reserved for issuance, and upon issuance in accordance with the terms of the Amended Certificate, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens other than restrictions on transfer under the Transaction Documents and applicable federal and state securities laws. Based in part upon the representations and warranties of the Purchaser in Section 3 of this Agreement below, the Common Stock issuable upon conversion or exercise of the Securities will be issued in compliance with all applicable federal and state securities laws.

2.6.            Litigation. Except as set forth in Section 2.6 of the Disclosure Schedule, there is no claim, action, suit, inquiry, proceeding, arbitration, complaint, charge or investigation pending or, to the Company's knowledge, threatened, (i) against or affecting the Company, its properties and assets or any officer, director or any Key Employee of the Company; (ii) that questions the legality, validity or enforceability of any of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents, including, without limitation the issuance or sale of the Securities; or (iii) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company's knowledge, any of its officers, directors or any Key Employee is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or any Key Employee, such as could have a Material Adverse Effect). There is no claim, action, suit, inquiry, proceeding, arbitration, complaint, charge or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, claims, actions, suits, inquiries, proceedings, arbitration, complaints, charges or investigations pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company's employees, such employee’s services provided in connection with such employment, or any information or techniques allegedly proprietary to any of such employee’s prior employers, or such employee’s obligations under any agreements with any of such employee’s prior employers. Neither the Company nor any of its directors or officers, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes Oxley”), and the SEC’s rules and regulations promulgated thereunder, and the Company is and, at all times has been in material compliance with all provisions of Sarbanes Oxley which are and have been applicable to it. Since October 31, 2010, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Company’s chief executive officer, principal financial officer, the board or any committee thereof.

2.7.            Intellectual Property. Section 2.7 of the Disclosure Schedule sets forth as of the date hereof, a true and complete list of the Company Intellectual Property.

The Company owns, or has valid and enforceable licenses for, or other enforceable rights to use, the Company Intellectual Property that is used by or is material to the Company, except where the failure to own, license or have such enforceable rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Person has, to the Company's knowledge, rights to any Company Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Company Intellectual Property that is licensed to the Company and the license rights of any third parties to which any of the Company Intellectual Property is licensed. To the Company's knowledge, there is no infringement by any Person of any Company Intellectual Property. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim or other action by any Person challenging the Company's rights in or to any Company Intellectual Property, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding, claim or other action. The Company believes that it has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted or proposed to be conducted. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim or other action by any Person challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding, claim or other action. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim or other action by any Person that the Company or any of its directors or employees infringes or otherwise violates, any patents, trademarks, service marks, tradenames, copyrights, licenses, software, slogans, domain names and other similar intangible assets (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights, benefits and privileges associated therewith, of others. The Company believes it has taken such reasonable steps as are required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material Company Intellectual Property.

2.8.            Title to Assets. The Company has good and marketable title in fee simple to all real property that is owned by it or that is material to its business and good and marketable title to all personal property owned by it or that is material to its business, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities or personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases or license agreements with which the Company is in compliance.

2.9.            No Conflicts. Upon execution of a Waiver and Consent dated of even date herewith by and between the Company and NextLevel VIII, LLC, the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Common Stock and Warrants and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not (i) conflict with or violate any provision of the Company's Amended Certificate, Bylaws or other organizational or charter documents, (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the

Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture, debt or other instrument or other understanding to which the Company is a party or by which any property or assets of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, statute, rule, regulation, ordinance, order, judgment, injunction, decree or other restriction of any court or governmental, regulatory or self-regulatory authority to which the Company is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

2.10.        Directors and Officers. Immediately prior to the Closing, the directors of the Company will be Eric L. Kash, Herbert Sorocca, Alan Schor and Joseph Heller, and as of the Closing, the authorized size of the Board of Directors of the Company is five (5) members. Subsequent to the Closing, the Company shall (i) add a fifth director, who will be independent and (ii) have no agreement, obligation or commitment with respect to the election of any individual or individuals to the Company's Board of Directors except as set forth in this Section 2.10, the Amended Certificate and Section 2.10 of the Disclosure Schedule. The Company covenants and agrees to take such actions a may be required to change the size of the Board of Directors of the Company in accordance with this Section 2.10. The only executive officer of the Company is Eric L. Kash. Eric L. Kash devotes his full business time and effort to the Company. All agreements, commitments and understandings of the Company, whether written or oral, with respect to any compensation to be provided to any of the Company’s directors or officers have been fully disclosed to the Purchaser.

2.11.        Disclosure

(a)               The Company confirms that neither it nor any Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that the Company believes constitutes material, non-public information; provided, however, that the Company makes no such representation with respect to the fact that the Company is entering into the Transaction Documents and intends to consummate the transactions contemplated hereby and thereby. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. Other than a confidentiality undertaking with respect to the transactions contemplated hereby, the Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(b)               Each of the disclosures furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company herein) is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.12.        Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities

Act or any state securities law is required for the offer and sale of the Common Stock and Warrants by the Company to the Purchaser as contemplated by the Transaction Documents, including the subsequent exercise of the Warrants, by virtue of the exemption provided by Rule 506 of the Securities Act.

2.13.        No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Common Stock to be integrated with prior offerings of the Company for purposes of (i) the Securities Act, in a manner which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.14.        No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Common Stock or Warrants by any form of general solicitation or general advertising. The Company has offered the Common Stock and Warrants for sale only to the Purchaser.

2.15.        Acknowledgement Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of her respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser's purchase of the Common Stock and Warrants. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the Transaction Documents has been based solely on the independent evaluation of these transactions contemplated hereby by the Company and its representatives.

2.16.        Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section 2.16 that may be due in connection with the transactions contemplated by the Transaction Documents.

2.17.        Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.18.        No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

2.19.        Corporate Documents. The Amended Certificate and Bylaws of the Company are in the form provided to the Purchaser, have been duly authorized and adopted and are in full force and effect.

3.                  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1.            Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2.            Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3.            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Common Stock and Warrants with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4.            Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Common Stock and Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

3.5.            No Public Market. The Purchaser understands that the public market for the Securities is either limited or does not exist, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6.            Legends. The Purchaser understands that the Common Stock and Warrants and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)               “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)               Any legend set forth in, or required by, the other Transaction Documents.

(c)               Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

3.7.            Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8.            Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Common Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Common Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Common Stock. The Purchaser's subscription and payment for and continued beneficial ownership of the Common Stock will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

3.9.            Exculpation among Purchaser. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Seucrities.

3.10.        Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Schedule A attached to this Agreement.

4.                  Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Securities at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1.            Transaction Documents. The Company and the Purchaser shall have executed and delivered the Transaction Documents to which it is a party. The Company shall have delivered the Common Stock and the Warrants to the Purchaser and such other documents relating to the transactions contemplated by the Transaction Documents as the Purchaser may reasonably request.

4.2.            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.                  Conditions of the Company's Obligations at Closing. The obligations of the Company to sell the Common Stock and Warrants to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1.            Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2.            Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.                  Miscellaneous.

6.1.            Replacement of Shares or Warrants. If any certificate or instrument evidencing any Common Stock or Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction if requested, as well as any other documentation required by the Company's transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Common Stock or Warrants is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.2.            Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.3.            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4.            Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY NEW YORK STATE COURT OR UNITED STATES DISTRICT COURT SITTING IN THE CITY OF NEW YORK, AND WAIVES ANY OBJECTION TO THE VENUE OF THE AFORESAID COURTS.

6.5.            Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic (including PDF) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6.            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7.            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile (with delivery confirmation) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A attached to this Agreement, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.7. If notice is given to the Company, a copy shall also he sent to Meyer, Suozzi, English & Klein, P.C., 990 Stewart Avenue, Suite 300, Garden City, New York 11530, Attention: Richard G. Satin, Esq., Facsimile: (516) 741-6706.

6.8.            No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9.            Amendments and Waivers. Except as otherwise set forth herein, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.

6.10.        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11.        Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Amended Certificate and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12.        Remedies. The Purchaser shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Pages Follow]

Execution Page for Common Stock and Warrant Purchase Agreement for Purchaser:

IN WITNESS WHEREOF, Purchaser has caused this Common Stock and Warrant Purchase Agreement to be executed as of the date indicated below.

$112,990	6,835,900
Subscription Amount	Number of Shares of Common Stock

5,649,500
Number of Warrants to Purchase Common Stock

Future Farm Trust
Print or Type Name	Print or Type Name (Joint-owner)

/s/ Shirley M. Bilanski, trustee
Signature	Signature (Joint-owner)

12/20/12
Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

11304 Marquette Drive New Buffalo, MI 49117
Address	Address (Joint-owner)

__ Joint Tenancy	__ Tenants in Common

___ Tenancy by the Entirety

Company Execution Page for Common Stock and Warrant Purchase Agreement

IN WITNESS WHEREOF, the Company has caused this Common Stock and Warrant Purchase Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.

COUPON EXPRESS, INC.

By: /s/ Eric L. Kash________________

Name: Eric L. Kash

Title: Chief Executive Officer

Date: December 28, 2012

Schedule A

Michigan